                           SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
                             (Amendment No.    )

Check the appropriate box:

[X]      Preliminary Information Statement

[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14c5(d)(2))

[ ]      Definitive Information Statement


                    THE GREAT AMERICAN BACKRUB STORE, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):


[X]      No Fee Required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1. Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

         2. Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ---------------------------------------------------------------------

         4. Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

         5. Total fee paid:

         ---------------------------------------------------------------------

[ ]      Check box if any part of the fee is offset as provided by Exchange
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:

         ---------------------------------------------------------------------

         2. Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------

         3. Filing Party:

         ---------------------------------------------------------------------

         4. Date Filed:

         ---------------------------------------------------------------------

                    THE GREAT AMERICAN BACKRUB STORE, INC.
                      4500 140th Avenue North, Suite 221
                           Clearwater, Florida 33762



                                                             February 17, 1998


TO THE SHAREHOLDERS OF THE GREAT AMERICAN BACKRUB STORE, INC.:

         The enclosed Notice of Special Meeting and Information Statement relate to corporate actions approved by the Board of Directors to reincorporate The Great American BackRub Store, Inc. (the "Company") under the laws of Delaware through the merger of the Company into a Delaware subsidiary formed specifically for this purpose and amendments to the Company's Certificate of Incorporation to (a) change the name of the Company to "Darco International Corp."; (b) reverse split the outstanding shares of the Company's common stock one-for-four; (c) increase the number of shares of common stock the Company is authorized to issue from 20,000,000 to 25,000,000; and (d) permit shareholders to take action by written consent without a meeting. Ascot International Corp. ("Ascot"), which holds approximately 69% of the Company's common stock, has approved these actions and will vote their shares in favor of these matters at the meeting.

         Pursuant to the provisions of New York law and the Company's certificate of incorporation, the reincorporation by merger requires the affirmative vote of 2/3 of the Company's outstanding shares of common stock and the other amendments require the approval of a majority of such shares. Accordingly, the vote of Ascot is sufficient to approve these matters, which the Company's management believes is in the best interests of the Company and its shareholders.

         Please refer to the Notice and Information Statement for details regarding this matter. In addition, please note that you are not being asked to send a proxy and you are requested not to send one.

                                                   Sincerely yours,



                                                   David S. Coia
                                                   Chairman of the Board

                    THE GREAT AMERICAN BACKRUB STORE, INC.
                      4500 140th Avenue North, Suite 221
                           Clearwater, Florida 33762

                           ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           ------------------------


         Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of The Great American BackRub Store, Inc. (the "Company") will be held at 10:00 a.m. on March 12, 1998 at the Company's offices located at 4500 140th Avenue North, Suite 221, Clearwater, Florida 33762 to consider and act upon the following:

         1. To approve of the re-incorporation of the Company under the laws of the State of Delaware through the merger of the Company into a Delaware subsidiary formed specifically for this purpose.

         2. To approve amendments to the Company's Certificate of Incorporation to:

                  (a) change the Company's name to "Darco International Corp.";

                  (b) reverse split the issued and outstanding shares of the Company's Common Stock one-for-four;

                  (c) increase the number of shares of Common Stock, $.001 par value, which the Company is authorized to issue from 20,000,000 to 25,000,000; and

                  (d) permit shareholders to take action by written consent without a meeting.

         3. Such other matters as may property come before the Meeting.

         Shareholders of record of the Company's Common Stock at the close of business on February 18, 1998, the record date fixed by the Board of Directors are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                         By Order of the Board of Directors


                                                        David L. West
                                                          Secretary
Clearwater, Florida
February 17, 1998
                          --------------------------

                      SEE INFORMATION STATEMENT ENCLOSED

                    THE GREAT AMERICAN BACKRUB STORE, INC.
                      4500 140th Avenue North, Suite 221
                           Clearwater, Florida 33762

                               ----------------

                             INFORMATION STATEMENT

                               ----------------

                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                               ----------------

         This Information Statement (the "Information Statement") is being mailed by management on or about February 19, 1998 to the holders of record at the close of business on February 18, 1998 (the "Record Date"), of the Common Stock $0.001 par value per share (the "Common Stock"), of The Great American BackRub Store, Inc., a New York corporation (the "Company") in connection with a Special Meeting of Shareholders to be held March 12, 1998 (the "Meeting"). At the Meeting, the following matters will be submitted to shareholders for their approval: The reincorporation the Company under the laws of Delaware through the merger of the Company into a Delaware subsidiary formed specifically for this purpose and amendments to the Company's Certificate of Incorporation to (a) change the name of the Company to "Darco International Corp."; (b) reverse split the outstanding shares of the Company's Common Stock one-for-four; (c) increase the number of shares of Common Stock the Company is authorized to issue from 20,000,000 to 25,000,000; and (d) permit shareholders to take action by written consent without a meeting. Ascot International Corp. ("Ascot"), which holds approximately 69% of the Company's Common Stock, has approved these actions and will vote their shares in favor of these matters at the meeting.

         Pursuant to the provisions of New York law and the Company's certificate of incorporation, the reincorporation by merger requires the affirmative vote of 2/3 of the Company's outstanding shares of Common Stock and the other amendments require the approval of a majority of such shares. Accordingly, the vote of Ascot is sufficient to approve these matters, which the Company's management believes is in the best interests of the Company and its shareholders.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                       VOTING SECURITIES AND RECORD DATE

         The shares of Common Stock are the only class of voting securities of the Company outstanding. Shareholders of record as of the close of business on the Record Date are entitled to Notice and to vote at the Meeting. As of the close of business on the Record Date there were [15,830,716] shares of Common Stock outstanding. Since Ascot will vote in favor of the proposals, they will be approved and no proxies are being solicited.


                       CHANGE OF CONTROL OF THE COMPANY

         On September 30, 1997 the Company entered into a Securities Exchange Agreement (the "Securities Exchange Agreement"), to acquire (the "Acquisition") 100% of the issued and outstanding common stock of Caribsun from Ascot. On October 16, 1997 the Acquisition closed pursuant to the Securities Exchange Agreement and the Company initially issued 11,000,000 shares of its Common Stock to Ascot in exchange for all of the outstanding shares of Caribsun's Common Stock. Under the terms of the Securities Exchange Agreement, the Company is obligated to issue an additional 5,930,752 shares of Common Stock (which will be 1,482,688 as a result of either the reincorporation into Delaware or the one-for-four reverse stock split described herein) upon the approval of the amendment to the Company's Certificate of Incorporation.

         The Securities Exchange Agreement was attached to the Company's Form 8-K dated September 30, 1997 as an exhibit which was filed via EDGAR with the Securities and Exchange Commission. Further information concerning the acquisition of Caribsun from Ascot can be found in the Company's Form 8-K Report dated October 16, 1997. The description in this Information Statement of the Securities Exchange Agreement and its terms and conditions is qualified in its entirety by reference to the Securities Exchange Agreement and the respective exhibits and schedules thereto and is not, and does not purport to be, complete.

         As a result shares issued to Ascot at the Closing of the Acquisition, Ascot owns approximately 69% of the outstanding Common Stock and all of the management of the Company now consists of officers and directors (or individuals nominated by such persons) of Ascot.


                 INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION
                          TO MATTERS TO BE ACTED UPON

         The matters set forth herein were unanimously approved by the Company's Board of Directors on January 30, 1998. Each of David Coia and David
L. West, who are directors and officers of the Company, are also directors of Ascot, which owns approximately 69% of the Company's Common Stock. In addition, David Coia and David West own approximately 41% of the outstanding common stock of Ascot. As a result of the matters to be approved at the meeting (1) Ascot will increase its percentage of ownership of outstanding shares of the

Company's Common Stock from approximately 69% to 78%; and (2) Ascot will be able to cause the Company to take corporate action by written consent without a meeting.

         The acquisition of shares of Common Stock by Ascot under the Securities Exchange Agreement was approved by the Board of Directors at a time when none of the present directors sat on the Board. The Securities Exchange Agreement was negotiated at arms-length with old management and the Board of Directors that resigned when the Acquisition was completed.


                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date information concerning ownership of the Company's securities by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group,
(iv) each member of Prior Management; and (v) each person known to the Company to be the beneficial owner of more than five percent of each class:

                           Name and Address(1)                  Amount and Nature          Percent of
Title of Class             of  Beneficial Owner(2)          of Beneficial Ownership         Class(3)
--------------             -----------------------          -----------------------       --------------
Common Stock               Ascot International Corp.              11,000,000(4)                  69.4%
                           David S. Coia                             150,000(5)           less than 1%
                           1123 Overcash Drive
                           Dunedin, FL  34698
                           David Coia                             11,000,000(4)(6)               69.4%
                           David L. West                          11,000,000(4)(7)               69.4%
                           Kevin P. Stone                                  0                        0%
                           338 Soudan Avenue
                           Toronto, Ontario, Canada
                           Waylon E. McMullen                              0                        0%
                           P.O. Box 795517
                           Dallas, TX

All executive officers
 and Directors as a Group
(5 persons)                                                       11,150,000(8)                  69.8%

---------------------

(1) Unless otherwise indicated, the address of each beneficial owner is c/o The Great American BackRub Store, Inc., 4500 140th Avenue North, Suite 221, Clearwater, FL 33762.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.
(3)   Based upon [15,830,716] shares outstanding on February 18, 1998.
(4) Does not include up to 5,930,752 additional shares issuable to Ascot under the terms of the Securities Exchange Agreement which is conditioned upon an amendment to the Company's certificate of incorporation.
(5) Consists of 150,000 shares of Common Stock which the Company has agreed to issue to a company controlled by David S. Coia as part consideration for a one year loan of $250,000. David S. Coia is David Coia's son.

(6) Mr. Coia is an officer of Ascot and owns approximately 38% of the shares of Ascot. He disclaims beneficial ownership of shares of the Company owned by Ascot.
(7) Mr. West is an officer of Ascot and owns approximately 3% of the shares of Ascot. He disclaims beneficial ownership of shares of the Company owned by Ascot.
(8)   See Notes 4, 5, 6 and 7 above.

                   APPROVAL OF REINCORPORATION INTO DELAWARE

         The Board of Directors has approved the reincorporation of the Company as a Delaware corporation through the merger by the Company into its wholly-owned subsidiary, Darco International Corp., a Delaware corporation ("Darco"), subject to shareholder approval (the "Merger").

         The Board of Directors recommends the reincorporation of the Company in Delaware through a Merger into Darco, because, in its opinion, the best interests of the Company will be served. The change of domicile will not involve any change in the business, properties or management of the Company. The proposed Agreement of Merger between the Company and Darco is set forth in full as Appendix A to this Information Statement. As a result of the Merger, without any action on the part of the holder thereof, each outstanding share of common stock, par value $.001 per share, of the Company ("Common Stock") will be converted into one-fourth (1/4) share of common stock, par value $.001 per share, of Darco ("Delaware Common Stock"); each option or warrant to purchase shares of common stock of the Company will be converted into an option or warrant to purchase one-forth (1/4) shares of common stock, par value $.001 per share, of Darco at an exercise price equal to four times the prior exercise price; and each option or warrant to purchase shares of Series A Preferred Stock of the Company will be converted into an option or warrant to purchase shares of Series A Preferred Stock of Darco, with the same rights, preferences and privileges. There may be effects of the Merger other than as described in this Information Statement.

         The Board of Directors has unanimously approved the proposal to change the Company's domicile to Delaware. The Agreement of Merger provides, however, that the proposed Merger may be abandoned at any time prior to becoming effective if any circumstance should develop that, in the opinion of the Boards of Directors of the Company and Darco, makes proceeding with the Merger inadvisable.

Exchange of Certificates and Elimination of Fractional Share Interests

         At the effective time of the Merger (the "Effective Time"), each four shares of Common Stock of the Company will automatically be combined and changed into one share of Delaware Common Stock. No additional action on the part of the Company or any shareholder will be required. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Merger for new certificates representing shares of Delaware Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Time. Certificates representing shares of Delaware Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange.

Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of the Company's Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Time with respect to the Company's Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares of Delaware Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of Delaware Common Stock, will, upon surrender of their certificates representing shares of the Company's Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than four shares of the Company's Common Stock as a result of the Merger split will at the Effective Time no longer be shareholders of the Company. The board of directors has determined that the fair value of the Delaware Common Stock will be based on the closing price of the Company's Common Stock on OTC Electronic Bulletin Board the Effective Time, as adjusted for the terms of the Merger, or, if there are no reported sales on such date, the average of the last reported high bid and low asked price on such day shall be used.

Reasons for Change in State of Incorporation

         The Company was originally incorporated in New York, because the laws of that State were then deemed to be well adapted for the conduct of the Company's business. The corporation law of Delaware affords a flexible and modern basis for corporate action including the ability to grant options to its directors, officers and employees. Because more than 50,000 corporations are incorporated in Delaware, including a substantial number of the corporations whose securities are publicly traded, a large body of case law has developed, decided by a judiciary of corporate specialists, interpreting Delaware law in the corporate field.

Organization of Darco

         Darco was organized by the Company in Delaware as a wholly-owned subsidiary of the Company for the sole purpose of the Merger. Upon the Merger becoming effective, authorized capital stock of Darco will consist of 25,000,000 shares of Preferred Stock, par value $.001 per share, and 25,000,000 shares of common stock, par value $.001 per share.

         The current Directors of the Company will become the directors of Darco upon the Merger becoming effective. The officers of the Company will be the officers of Darco upon the Merger becoming effective.

Federal Income Tax Consequences

         No gain or loss will be recognized to the Company or to Darco as a result of the Merger, and no gain or loss will be recognized under such law to the holders of the common stock of the Company as a result thereof.

         Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

         This discussion should not be considered as tax or investment advice, and the tax consequences of the Merger may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Vote Required for Approval

         The Merger requires the approval of the holders of two-thirds of the outstanding shares of Common Stock. Ascot, which owns 69% of the outstanding shares of common stock, has approved the Merger. Therefore, unless the Merger is abandoned by the Board of the Company and Darco, it will become effective as described herein.

Rights of Dissenting Shareholders

         Sections 623 and 910 of the New York Business Corporation Law ("NYBCL") give to any shareholder of the Company who wishes to object to the proposed Merger of the Company into Darco (an "Objecting Shareholder") the right to receive from the Company in cash, the fair value of his or her shares, provided that the Merger is not abandoned or fails to be approved and authorized, and provided, further, that the following procedure is carefully followed.

          (a) The Objecting Shareholder must not vote in favor of the Merger and, before the plan is submitted to a vote at the Special Meeting of Shareholders to be held on March 12, 1998, he or she must file with the Company written objection thereto stating his or her intention to demand payment for his or her shares. The written objection should be sent to The Great American BackRub Store, Inc., 4500 140th Avenue North, Suite 221, Clearwater, Florida 33762, Attention of Mr. David L. West, Secretary. Registered Mail, Return Receipt Requested is recommended. The objection may also be submitted at the meeting, but before a vote is taken on the reincorporation. A shareholder may not dissent as to less than all of the shares as to which he has a right to dissent.

          (b) Prior to March 23, 1998, the Company must give written notice to each Objecting Shareholder that such Merger has been authorized by the vote of the Company's shareholders.

          (c) Within twenty (20) days after such notice is given, the Objecting Shareholder must make written demand on the Company in accordance with the method of mailing as set forth in paragraph (a), for payment of the fair value of his or her shares indicating his or her name and residence address and the number of shares owned. Together with the written demand or within one month thereafter, the Objecting Shareholder must submit certificates representing all of his shares of the Company's stock to the Company or its transfer agent for the purpose of affixing a notation indicating that a demand for payment has been made. Otherwise, at the option of the Company, he or she will lose his objector's rights, unless a court, for good cause shown, otherwise directs.

          (d) Within fifteen (15) days after the later of the date of the proposed corporate action is consummated, or the period during which written demand by the objecting shareholder must be made (but no case later than ninety (90) days from the date of Shareholder Authorizations, the Company must make a written offer by registered mail to each Objecting Shareholder to pay for his or her shares at a specified price which the Company considers to be their fair value.

          (e) If, within thirty (30) days after making such offer, the Objecting Shareholder and the Company agree upon the price to be paid for his or her shares, payment must be made by the Company within sixty (60) days of the date of the making of such offer upon the surrender of the certificates representing his or her shares.

          (f) If the Company fails to make such offer or if the Objecting Shareholder and the Company fail to agree upon the price to be paid, the Company must within twenty (20) days after the expiration of the time periods set forth in subparagraphs (d) and (e) (whichever is applicable) institute a special proceeding in the Supreme Court of the State of New York, County of New York to determine the rights of the Objecting Shareholder and to fix the fair value of his or her shares.

          (g) If the Company fails to institute such special proceeding the Objecting Shareholder may do so within thirty (30) days after the expiration of such twenty (20) day period. Failure of the Objecting Shareholder to institute such proceedings will result in the loss of his or her objector's rights unless the court, for good cause shown, otherwise directs.

          (h) Within sixty (60) days after the final determination of the special proceedings, the Company must pay to each Objecting Shareholder the amount found to be due him or her, upon surrender of the certificates representing his or her shares.

         The foregoing summary of the rights of Objecting Shareholders does not purport to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL, a copy of which appears in Appendix B to this Information Statement.

Comparison of Delaware and New York Law

         Set forth below is a brief discussion of certain differences between NYBCL, under which the Company is incorporated, and the Delaware General Corporation Law (the "DGCL"), under which Darco is incorporated.

         The statements set forth under this heading with respect to the NYBCL and the DGCL and the respective certificates of incorporation of the Company and Darco are brief summaries thereof and do not purport to be complete. The statements relating to the NYBCL and the DGCL are subject to the detailed provisions of such statutes and the case law and other legal interpretations relating to such statutes. The information relating to the respective certificates of incorporation of the Company and Darco are qualified in their entireties by such documents, copies of which are available from the Company.

         Dividend Rights

         Under the NYBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be made insolvent, (ii) the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation, (iii) such corporation's net assets remaining after such declaration, payment or distribution is less than its stated capital. Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital), or, if no surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided, that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

         Holders of common stock of both the Company and Darco are entitled to receive such dividends as may be declared by the board of directors from funds, legally available for such purpose after payment of any dividends due with respect to a series of preferred stock.

         Voting Rights

         Unless otherwise provided in the certificate of incorporation, the NYBCL and the DGCL provide that every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share owned of record on the record date for determining shareholders entitled to notice of and to vote at meeting of shareholders. The certificates of incorporation of both the Company and Darco do not contain any provision which alters this right. The certificates of incorporation of both the Company and Darco give the board of directors the power to create series of preferred stock and to provide for voting rights for the holders of such series. Such rights may include the right to more than one vote per share.

         Directors

         Under the NYBCL, the number of directors of a corporation may be (i) fixed by the by-laws or (ii) by action of the shareholders or the board of directors under the specific provisions of a by-law adopted by the shareholders. If the number is not fixed, there must be a minimum of three directors. Pursuant to an amendment to the NYBCL, which will become effective in 1998, the minimum number of directors will be one. Under the DGCL the number of directors shall be fixed by, or in the manner provided in, the by-laws unless the certificate of incorporation fixes the number of directors, in which event, the number of directors can be changed only by an amendment to the certificate of incorporation. The number of directors of both the Company and Darco are determined pursuant to the by-laws of such corporation. Directors of each of the Company and Consolidated --Delaware are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

         Ability to Grant Options to Employees and Directors

         The NYBCL prohibits the issue of options and rights to purchase capital stock of a corporation to directors, officers or employees of the corporation or any subsidiary or affiliate as an incentive to service or continued service unless authorized at a meeting of shareholders by the vote of the holders of a majority of all outstanding shares entitled to vote thereon or authorized by and consistent with a plan adopted by such vote of shareholders. The DGCL does not include any requirement for obtaining shareholder approval for the issue of such options or rights.

         Fiduciary Duties of Directors

         Under the NYBCL, directors owe a fiduciary duty to the corporation and its shareholders and must perform their duties in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. Directors must give reasonable attention to the corporation's business. New York law presumes that, without evidence to the contrary, in making a business decision, directors are acting in good faith and exercising honest judgment. In taking action, directors may consider, among other things, both the long-term and short-term interests of the corporation and its shareholders. In addition, directors may consider the effects that the corporation's actions may have in the short-term or in the long-term upon: (i) the prospects for potential growth, development, productivity and profitability of the corporation, (ii) the corporation's current employees, (iii) the corporation's retired employees and other beneficiaries who are entitled to receive retirement benefits, (iv) the corporation's customers and creditors, and (v) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits to contribute to the community in doing business. In performing his duties, a director shall be entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, in each case prepared and/or presented by: (i) officers of the corporation, (ii) legal counsel, public accountants and other professionals, and (iii) a committee of the corporation.

         Under the DGCL, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with an unyielding fiduciary duty to protect the interests of the corporation and to act in the best interests of its shareholders. Delaware law in general presumes that, in making a business decision, directors are disinterested and act on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of such corporation, which presumption is known as the "business judgment rule." A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumption of the business judgment rule by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties -- good faith, loyalty and due care. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will generally not be judicially second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of such control.

         Liability of Directors

         Under the NYBCL, a corporation's certificate of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages in connection with any breach of duty in such capacity, provided that no such provision may eliminate or limit: (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of any law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) liability which arises from injury suffered by persons as a result of a declaration of a dividend or other distribution, a purchase of the corporation's shares, a distribution of assets after dissolution, the making of a loan, any of which is effected in violation of the NYBCL or (iii) the liability of any director for any act or omission prior to the adoption of a provision limiting or eliminating such director's liability.

         The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its shareholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The certificate of incorporation of Darco eliminates director liability to the maximum extent permitted by the DGCL, and it also contains broad indemnification provisions.

         Call of Special Meetings

         The NYBCL permits special meetings of the shareholders to be called by the board of directors and such persons who may be authorized to do so by the certificate of incorporation or the by-laws. At any such special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the written notice provided to shareholders.

         Under the DGCL, a special meeting of the shareholders may be called by the board of directors or such other person as may be authorized by the certificate of incorporation or by-laws.

         Amendment to Charter Documents

         Under the NYBCL, amendments or changes to the certificate of incorporation may be authorized by vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders. In addition, the holders of shares of a class or series are entitled to vote and to vote as a class or series and the amendment shall be authorized by vote of the holders of a majority of all outstanding shares of the class or series when a proposed amendment would: (i) exclude or limit such shareholders' right to vote on any matter, (ii) change such shareholders' shares to reduce the par value, (iii) change such shares into a different number of shares of the same class, or into the same or a different number of shares of any one or more classes or any series thereof,
(iv) fix, change or abolish the designation of any authorized class, any of the relative rights, preferences or limitations, including any provisions in respect of any undeclared dividends, whether or not cumulative or accrued, or the redemption of any shares, or any sinking fund for the redemption or purchase of any shares or any preemptive rights to acquire shares or other securities (v) provide that their shares may be converted into shares of any other class or into shares of any other series of the same class, (vi) alter the terms or conditions upon which their shares are convertible or change the shares issuable upon conversion of their shares, if such action would adversely affect such holders' rights or (vii) subordinate their rights, by authorizing shares having preferences which would be in any respect superior to their rights. For amendments involving mergers, see "Approval of Merger and Asset Sales."

         Under the DGCL, any provision of the certificate of incorporation of Darco may be amended by approval of the board of directors and the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon; provided, that any amendment which affects the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.

         Approval of Merger and Asset Sales

         Under the NYBCL, the board of directors, upon adopting a plan of merger or consolidation, must submit such plan to a vote of shareholders. Notice of the meeting to adopt the plan and an outline of the plan must be given to each shareholder of record, as of the record date, whether or not such shareholder is entitled to vote. The plan must be adopted at the meeting of shareholders by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon. Notwithstanding any provision in the corporation's certificate of incorporation, the holders of shares of a class or series of the corporation's stock, shall be entitled to vote and to vote as a class if the plan contains any provision entitling the holders of such shares to vote and vote as a class thereon. In such case, in addition to the authorization of the merger or consolidation by vote of the holders of two-thirds of all outstanding shares, the merger or consolidation shall be authorized by a vote of the holders of a majority of all outstanding shares of each such class or series. Notwithstanding shareholder authorization, the board of directors may abandon the plan of merger or consolidation at any time prior to the filing of the certificate of merger or consolidation with the New York Secretary of State, but only pursuant to a provision for such abandonment contained in the plan.

         No shareholder authorization, from either the parent corporation or the subsidiary corporation is required when a parent corporation merges any subsidiary corporation into itself.

         Under the NYBCL, a sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, if not made in the usual or regular course of business conducted by the corporation, shall be authorized only by the following procedure: (i) the board of directors must authorize the proposed sale, lease, exchange or other disposition and direct its submission to a vote of shareholders, (ii) notice of meeting shall be given to each shareholder of record, whether or not entitled to vote, and
(iii) the shareholders must approve such sale, lease, exchange or other disposition and may fix, or may authorize the board to fix, any of the terms and conditions thereof and the consideration to be received by the corporation therefor, by a vote at a meeting of shareholders of the holders of two-thirds of all outstanding shares entitled to vote thereon. Notwithstanding shareholder approval, the board may abandon the proposed sale, lease, exchange or other disposition without further action by the shareholders, subject to the rights, if any, of third parties under any contract.

         Under the DGCL, unless required by its certificate of incorporation, and the certificate of incorporation of Darco contains no such requirement, no vote of the shareholders of a constituent corporation surviving a merger is necessary to authorize such merger if: (i) the agreement of merger does not amend the certificate of incorporation of such constituent corporation; (ii) each share of stock of such constituent corporation outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger; (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger; and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's shareholders or board of directors. Whenever the approval of the shareholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange must be approved by the affirmative vote of the holders of a majority of outstanding shares of such corporation entitled to vote thereon; provided, that under the DGCL, where a corporation's certificate of incorporation provides for more or less than one vote per share on any matter, the required vote is a majority of the combined voting power of the corporation's stock.

         Rights of Appraisal

         Procedure to Dissent. Under the NYBCL, a shareholder has a right to dissent to any plan of merger or consolidation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation, provided that this right exists only when the shareholder was entitled to vote on the proposed corporate action. In order to dissent, a shareholder must file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares.

         Right to Receive Fair Value of Shares. Shareholders who properly dissent to any merger or consolidation under the NYBCL also have the right to receive payment of the fair value of their shares, if such shareholders were entitled to vote and did not assent to any plan of merger or consolidation to which the corporation is a party, except where such shareholders are (i) holders of shares of the Parent Corporation in a merger of a Parent Corporation and a Subsidiary Corporation, (ii) holders of shares of the Parent Corporation in a merger or consolidation of domestic and foreign corporations, or (iii) holders of shares in a surviving corporation. Notwithstanding the foregoing, shareholders of a surviving corporation do have the right to receive payment for their shares if the merger or consolidation alters or abolishes any preferential rights, redemption or sinking fund rights, preemptive rights or excludes or limits the rights of such holders to vote on any matter.

         Furthermore, a shareholder has a right to receive payment of the fair value of his shares in the case of any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval, provided that shareholders do not have the right to receive such payment in a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of the corporation's net assets to the shareholders is made in accordance with their respective interests within one year after the date of such transaction.

         The DGCL provides for appraisal rights on the part of the shareholders of a corporation only in the case of certain mergers or consolidations and not (unless the certificate of incorporation of a corporation so provides, which the certificate of incorporation of Darco does not) in the case of other mergers, a sale or transfer of all or substantially all of such corporation's assets or an amendment to such corporation's certificate of incorporation. In addition, the DGCL denies appraisal rights to the shareholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the shareholders of such surviving corporation.

         Indemnification of Directors and Officers

         The NYBCL provides in general that a corporation may indemnify any director or officer made, or threatened to be made, a party to an action or proceeding (a "Proceeding") (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred. In order to receive such indemnification, the person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise not opposed to the best interests of the corporation and in addition, in criminal actions or proceedings such person had no reasonable cause to believe that his conduct was unlawful. The NYBCL permits similar indemnification in the case of actions by or in the right of the corporation, provided that indemnification is not permitted in respect of (i) a threatened action or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as such court deems proper. In any case, the NYBCL provides that the indemnification permitted under the NYBCL is not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled. No indemnification may be provided to a director or officer under the NYBCL if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         The DGCL provides in general that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         In addition, the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which that court shall deem proper.

         Furthermore, under the DGCL, the determination of whether indemnification is proper shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders of the Corporation.

         The DGCL provides that the expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         The DGCL further provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The certificate of incorporation of Darco contains broad indemnification provisions.

         Anti-Takeover Provisions

         Section 912 of the NYBCL applies to a broad range of business combinations between a New York corporation and an interested shareholder. The NYBCL defines a "business combination" to include mergers, consolidations, sales, leases, exchanges of shares, mortgages, pledges, securities reclassifications and other transactions. An "interested shareholder" is defined as any person who (i) is the beneficial owner, directly or indirectly, of twenty percent or more of the outstanding voting stock of a corporation or
(ii) is an affiliate or an associate of such corporation and at any time within the five-year period immediately prior to the date in question was a beneficial owner, directly or indirectly, of twenty percent or more of the then outstanding voting stock of such corporation. The NYBCL prohibits a corporation from engaging in a business combination with an interested shareholder for a period of five years following such interested shareholder's stock acquisition date except under limited circumstances, including when (i) such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date, (ii) such business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date.

         Section 912 does not apply (i) to any business combination of a New York corporation that does not have a class of voting stock registered with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act ("Registered Voting Stock"), unless the certificate of incorporation provides otherwise, or under certain circumstances, such as (ii) to any business combination of a domestic corporation whose amendment certificate of incorporation provides that Section 912 applies, which did not have a class of Registered Voting Stock on the effective date of such amendment, and which is a business combination with an interested shareholder (as defined therein) whose stock acquisition date is prior to the effective date of such amendment, or (iii) to any business combination of a domestic corporation the original certificate of incorporation or an amended by-laws of which contains a provision expressly electing not to be governed by Section 912, or (iv) to any business combination of a domestic corporation with an interested shareholder of such corporation who became an interested shareholder inadvertently.

         Section 203 of the DGCL applies to a broad range of business combinations (as defined in the DGCL) between a Delaware corporation and an interested shareholder (as defined). The DGCL definition of "business combination" includes mergers, sales of assets, issuance of voting stock and certain other transactions. An "interested shareholder" is defined as any person who owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The DGCL prohibits a corporation from engaging in a business combination with an interested shareholder for a period of three years following the date on which the shareholder became an interested shareholder, unless (i) the board of directors approved the business combination before the shareholder became an interested shareholder, or the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, such shareholder owned at least 85% of the voting stock outstanding when the transaction began other than shares held by directors who are also officers and by certain employee stock plans, or (iii) the board of directors approved the business combination after the shareholder became an interested shareholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such shareholder.

         Rights of Inspection

         Under the NYBCL, every shareholder of record for at least six months immediately preceding his demand, or any person holding at least five percent of any class of outstanding shares, upon at least five days written demand, shall have the right to examine in person or by agent or attorney, during normal business hours, certain books and records, including the corporation minutes of the proceedings of its shareholders, a record of shareholders, balance sheets and profit and loss statements. The shareholder must request the inspection for a purpose which is in the interest of the corporation or related to his status as a shareholder.

         Under the DGCL any shareholder shall, upon written demand under oath stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose the corporation's stock ledger, list of shareholders and its other books and records and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder.

         Liquidation Rights

         The holders of the Company's Common Stock and the common stock of Darco have substantially the same rights on liquidation, dissolution or winding up.


                    APPROVAL OF AMENDMENTS TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION

         The Company's approved amendments to the Company's Certificate of Incorporation to (a) change the name of the Company to Darco International Corp.; (b) reverse split the outstanding shares of the Company's common stock one-for-four (the "Reverse Split"); (c) increase the number of shares of common stock the Company is authorized to issued from 20,000,000 to 25,000,000; and (d) to permit shareholders to take action by written consent without a meeting. Ascot which hold approximately 69% of the Company's common stock has approved these actions and will vote their shares in favor of these matters at the meeting.

         IF THE MERGER OF THE COMPANY INTO DARCO IS NOT ABANDONED AS A RESULT OF SIGNIFICANT DEMANDS FOR APPRAISAL OR OTHERWISE, THE CERTIFICATE OF INCORPORATION WILL NOT BE AMENDED BECAUSE EACH OF THE FOREGOING CHANGES WILL BE EFFECTED AS A RESULT OF THE MERGER.

Change of Corporate Name

         The name "The Great American BackRub Store, Inc." was adopted by the Company when its only business was the ownership and operation of retail stores that offer reasonably priced back rubs. Since the time it was adopted, the Company has developed franchising operations for their stores, and has acquired Caribsun, which owns and engages in the development of vacant land in Antigua into a hotel, casino and condominium resort. The Company is exploring additional franchise concepts, real estate and other business opportunities. Management believes that a more neutral name will permit it to pursue these opportunities and will permit the parent company to be associated with more than one line of business.

One-For Four Reverse Split

         As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one-fourth share of Common Stock. The par value of the Common Stock will not be affected by the Reverse Split. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock."

         The Reverse Split will become effective upon the filing with the Secretary of State of an amendment to the Company's certificate of incorporation which states that, upon the filing of the

Certificate of Amendment, each share of Old Common Stock then issued and outstanding would automatically become and be converted into one-fourth share of New Common Stock.

         Principal Effects of the Reverse Split

         The principal effects of the Reverse Split will be as follows:

         1. Based upon the [15,830,716] shares of Old Common Stock outstanding on the Record Date and the Company's obligation to issue an additional 5,980,752 shares of Old Common Stock to Ascot as a result of the Acquisition, the Reverse Split would decrease the outstanding shares of Old Common Stock by 75%, and, upon the effectiveness of the Reverse Split and the delivery of shares to Ascot, approximately 5,452,867 shares of New Common Stock would be outstanding.

         2. There are outstanding as of the Record Date approximately 1,260,500 options and warrants to purchase shares of their Company's Common Stock at prices ranging from $.375 to $6.00 per share. In addition, the Company, as part of a financing agreement, agreed to issue 150,000 shares of its Common Stock to an affiliate of the Company's Chairman. See "Interests of Certain Persons In or Opposition to Matters to be Acted Upon." Assuming the Reverse Split is implemented, each option or warrant will be converted into an option or warrant to purchase one-fourth of a share of New Common Stock at an exercise price equal to four time the prior exercise price.

         The Company will obtain new CUSIP numbers for the New Common Stock and publicly traded warrants effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Old Common Stock and publicly traded warrants with information to enable such holder to obtain new stock and warrant certificates.

         Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

         Assuming the Reverse Split is implemented, the Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of Delaware as promptly as practicable thereafter. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

         Purposes of the Reverse Stock Split

         The Reverse Split would decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

         Prior to February 1995 the Old Common Stock was traded on the over-the-counter market. From February 1995 until October 27, 1997, the Common Stock was traded on The NASDAQ SmallCap Market. Since October 28, 1997, the Common Stock has been trading on the OTC Electronic Bulletin Board. The Common Stock was deleted from The NASDAQ SmallCap Market because of the failure of the Company to meet NASDAQ's capital and surplus and bid price requirements. The approval and implementation of the Reverse Split are not expected to have any immediate impact upon the ability of the Company to list its Common Stock on The NASDAQ SmallCap Market. In order for the Company to have its Common Stock listed on The NASDAQ SmallCap Market, it will be necessary for the Company to meet the initial listing requirements for The NASDAQ SmallCap Market. Based upon recent prices for shares of Old Common Stock, the Company will not meet the tests for inclusion in The NASDAQ SmallCap Market as a result of the Reverse Split. No assurance can be given that the Common Stock will ever be listed on The NASDAQ SmallCap Market or any exchange.

         Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

         The Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders. The price of the Old Common Stock during the period from January 1, 1997 through February 18, 1998 ranged from a low closing price of $______ to a high closing price of $_________. On February 23, 1998, the closing price of the Old Common Stock was $.18 per share. The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

         Exchange of Certificate and Elimination of Fractional Share Interests

         On the Effective Date, each four shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Old Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old

Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than four shares of Old Common Stock as a result of the Reverse Split will on the Effective Date no longer be shareholders of the Company. The Board of Directors had determined that the fair value of the Common Stock will be based on the closing price of the Common Stock on OTC Electronic Bulletin Board the Effective Date (as adjusted to reflect the Reverse Split) or, if there are no reported sales on such date, the average of the last reported high bid and low asked price on such day shall be used.

         Federal Income Tax Consequences of the Reverse Split

         The combination of each four shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

         Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

         This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

         Financial Statements

         The Company's audited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the annual report on Form 10-KSB, together with the unaudited financial statements for the nine months ended September 30, 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Company's Form 10-QSB for the nine months ended September 30, 1997, are incorporated by reference in this Information Statement. See "Incorporation by Reference."

Change in Authorized Capital Stock

         The Board of Directors has approved an amendment to the Company's certificate of incorporation which would change the number of authorized shares of Common Stock, par value $.001 per share. The number of authorized shares would be increased from 20,000,000 shares to 25,000,000 shares.

         Financial Statements

         The Company's audited consolidated financial statements for the year ended December 31, 1996, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the annual report on Form 10-KSB, together with the unaudited financial statements for the nine months ended September 30, 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Company's Form 10-QSB for the nine months ended September 30, 1997, are incorporated by reference in this Information Statement. See "Incorporation by Reference."

         Discussion of the Amendment

         On the Record Date, there were [15,830,716] shares of Common Stock outstanding. In addition, at such date the Company was obligated to issue 5,930,752 shares of Common Stock to Ascot in connection with the Acquisition 150,000 to a company controlled by the Company's Chairman in connection with certain financing and 1,260,500 shares upon the exercise of outstanding options and warrants. There are also warrants outstanding to purchase an aggregate of 2,000,000 Series A Convertible Preferred Shares ("Series A Shares"). The warrants permit the holder to purchase Series A Shares for $5.00 per share. The Series A Shares are convertible into shares of Common Stock determined by dividing $8.00 by the market price of the Company's Common Stock on the ten days preceding conversion. Accordingly, the Company does not have sufficient shares of Common Stock available for issuance pursuant to its existing commitments and for the purpose of raising additional capital. Except as set forth above, the Company has no agreements or understandings with respect to the issuance of additional shares of Common Stock.

         Under the Company's certificate of incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company's Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

         Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the board has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

         The Board of Directors of the Company believes it will benefit the shareholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of Common Stock, convertible Preferred Stock or convertible debt securities in connection with a possible financing of the Company's business or an acquisition, although, except for its proposed public offering, the Company has no plans, arrangements, understanding or commitments with respect to the issuance of such shares.

Action by Written Consent Without a Meeting

         The Board of Directors unanimously approved an amendment to the Company's Certificate of Incorporation to add a provision permitting action to be taken by shareholders without a meeting upon the written consent of holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at which all shares entitled to vote were present and voting rather than the written consent of holders of all outstanding shares. NYBCL requires, in the absence of such a provision, that action taken by shareholders without a meeting be taken only if all shareholders entitled to vote on the matter consent to the action in writing. Because the Company is a public company, the Company could not, on a timely basis, if at all, contact all shareholders.

         This Amendment will permit the shareholders to act expeditiously without the Company spending the time and incurring the expense of soliciting proxies and holding special meetings of shareholders. For example, at present, if the Board of Directors determines to amend the Certificate of Incorporation to authorize additional shares of common stock or preferred stock, such action would have to wait until the next annual or special meeting of stockholders of the Company.

         Ascot, which as of the record date beneficially owned 69% of the outstanding shares of the Company's Common Stock, could approve any shareholder action without the benefit of a shareholders' meeting. New York law requires that such actions are not effective until notice is sent to all stockholders.


                             AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). The Company's reports, proxy statements and other information, can be inspected and copied at the public reference room of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Centers, 500 West Madison Street, Suite 1400, Chicago Illinois, and are available at The Commissions World Wide Site at http:// www.sec.gov. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates.


                          INCORPORATION BY REFERENCE

         The Company will provide without charge to each person to whom a copy of this Information Statement is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (including exhibits to such documents). Requests should be directed to:
4500 140th Avenue North, Suite 221, Clearwater, Florida 33762. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, as amended, (without exhibits) is being delivered to shareholders simultaneously with this Information Statement.

         The following documents filed with the Commission by the Company are hereby incorporated by reference into this Information Statement:

          (1) The Company's Annual Report on Form 10-KSB, as most recently amended, for the fiscal year ended December 31, 1996;

          (2) The Company's Report on Form 10-QSB for the nine months ended September 30, 1997; and

          (3) Each of the Company's Current Reports on Form 8-K, as amended, as filed since December 31, 1996; and

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.


                                 OTHER MATTERS

         The Board of Directors does not know of any other matters to be brought before the meeting.

                                             By Order of the Board of Directors


                                                        David S. Coia
                                                    Chairman of the Board

February 18, 1998

                                  APPENDIX A

                         AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger (this "Plan of Merger") made as of the _____ day of February, 1998, by and between The Great American BackRub Store, Inc., a New York corporation ("GAB"), and Darco International Corp., a Delaware corporation ("Darco"), GAB and Darco being sometimes collectively referred to as the "Constituent Corporations." Darco will be the surviving corporation, sometimes hereinafter referred to as the "Surviving Corporation."

                             W I T N E S S E T H:

         WHEREAS, GAB has authorized capital stock consisting of 20,000,000 shares of common stock, $.001 par value, of which 15,830,716 are issued and outstanding ("GAB Common Stock"); and 15,000,000 shares of preferred stock, $.001 par value of which 4,000,000 have been designated Series A Convertible Preferred Stock, none of which are issued and outstanding; and

         WHEREAS, Darco has authorized capital stock consisting of 25,000,000 shares of common stock, $.001 par value ("Darco Common Stock") of which 1,000 shares are outstanding and owned by GAB; and 25,000,000 shares of preferred stock, $.001 par value of which 4,000,000 have been designated Series A Convertible Preferred Stock, none of which are outstanding; and

         WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and to the advantage and welfare of their respective Constituent Corporations and shareholders that GAB merge with and into Darco, with Darco to be the Surviving Corporation, pursuant to the provisions of Section 907 of the Business Corporation Law of the State of New York (the "NYBCL") and Section 252 of the General Corporation Law of the State of Delaware (the "DGCL");

         NOW, THEREFORE, subject to the approval of this Plan of Merger by the shareholders of GAB, the Constituent Corporations hereby agree as follows:

         1. At the Effective Time, as hereinafter defined, GAB will be and it hereby is merged with and into Darco (the "Merger").

         2. This Plan of Merger will become effective immediately upon filing. Such date and time is herein referred to as the "Effective Time."

         3. This Plan of Merger constitutes a plan of merger pursuant to
Section 907 of the NYBCL and Section 252 of the DGCL, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

         4. At the Effective Time, the separate existence of GAB will cease, and Darco, as the surviving corporation of the Merger, will continue to exist under and be governed by the laws of the State of Delaware. The name of the Surviving Corporation will remain Darco International Corp.

         5. At and after the Effective Time, the Surviving Corporation will succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of the Constituent Corporations; all debts due either of the Constituent Corporations will be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations will be the property of the Surviving Corporation; the title to any real property of either of the Constituent Corporations will not revert or be in any way impaired by reason of the Merger, but will be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         6. At the Effective Time, each outstanding share of GAB Common Stock shall by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive one-fourth (1/4) shares of Darco Common Stock, validly issued, fully paid and non-assessable subject to dissenting shareowner's rights under Sections 910 and 623 of the NYBCL, and each share of Darco Common Stock outstanding immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued share of Darco Common Stock.

         7. The By-laws of Darco, as existing at the Effective Time, will continue in force as the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein or as provided by law.

         8. The directors and officers of GAB immediately prior to the Merger, will be the directors and officers of the Surviving Corporation, to hold office until their respective successors have been elected and shall qualify, or as otherwise provided in the By-Laws of the Surviving Corporation.

         9. This Plan of Merger may be terminated and the Merger abandoned for any reason whatsoever, by mutual consent of the Boards of Directors of the Constituent Corporations, at any time prior to the Effective Time, notwithstanding adoption and approval of this Plan of Merger by the shareholders of the Constituent Corporations.

         10. This Plan of Merger may be amended at any time prior to the Effective Time by mutual consent of the Boards of Directors of the Constituent Corporations; provided, however, that no such amendment shall adversely affect the rights of the shareholders of GAB or Darco subsequent to the adoption and approval of this Plan of Merger by the shareholders of GAB or Darco, as the case may be.

         IN WITNESS WHEREOF, the foregoing Plan of Merger, which was duly adopted by the Board of Directors of each of the Constituent Corporations, has been executed by the chairman of the board and secretary of each of the Constituent Corporations on and as of the date first set forth above.


                                 THE GREAT AMERICAN BACKRUB STORE, INC.
                                 a New York Corporation

                                 By:_______________________________________
                                    David S. Coia, Chairman


                                 Attest:___________________________________
                                        David L. West, Secretary



                                 DARCO INTERNATIONAL CORP.
                                 a Delaware Corporation

                                 By:______________________________________
                                    David S. Coia, Chairman


                                 Attest:___________________________________
                                        David L. West, Secretary

                                  APPENDIX B


                EXCERPTS FROM NEW YORK BUSINESS CORPORATION LAW

         623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES. -

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to herein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date which term as used in the section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall five written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was note required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic. and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice or such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. Notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall requires the written consent of the corporation. In order to be effective, withdrawal of a notice of election shall require the written consent of the corporation. On order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall; submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such motions as herein specified shall at the option of the corporation exercised by written notice to him within forty-five days from the date of filling of such notice of election to dissent, lose his dissenter's rights unless a court., for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name, of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph
          (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not yet been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheer or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders authorization for or consent to the proposed corporate action the \shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after making of such offer, or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon, the price to be paid for their shares;

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident if this sate in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or any such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation odes not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effect on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or nor intend for use at the trial in the proceeding and notwithstanding subdivisions (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph
               (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs,, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination s provided in clause (A), the court may consider the dollar amount of the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after the final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such options as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).



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

     (m) This section shall not apply to foreign corporations except as provided in sub-paragraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-86.)

         910 RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE.

     (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

          (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and
               (C).

               (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available;

                    (i) To a shareholder of the 1 parent corporation I a merger authorized by section 905 (Merger of parent and subsidiary 2 corporations), or paragraph (c of section 907 (Merger or consolidation of domestic and foreign corporations); and

                    (ii) To a shareholder of the surviving corporation in a
                         merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

               (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all its net assets to the shareholders in accordance with their distribution of substantially all its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

               (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to shareholder whose shares have not been acquired in the exchange.

          (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c of section 623. (Last amended by Ch. 390, L. '91, eff. 7-15-91.) CH. 390, L. '91, eff. 7-15-91, added manner in italic and deleted 1 "surviving" and 2 "corporation".



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